UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 1, 2026
Date of Report (Date of Earliest Event Reported)

Central Index Key Number of the issuing entity:  0001924870
Citigroup Commercial Mortgage Trust 2022-GC48
(Exact name of issuing entity)

Central Index Key Number of the registrant:  0001258361
Citigroup Commercial Mortgage Securities Inc.
(Exact name of registrant as specified in its charter)

Central Index Key Number of the sponsor:  0001701238
Citi Real Estate Funding Inc.
(Exact name of sponsor as specified in its charter)

Central Index Key Number of the sponsor:  0001541502
Goldman Sachs Mortgage Company
(Exact name of sponsor as specified in its charter)

Central Index Key Number of the sponsor:  0001548405
Starwood Mortgage Capital LLC
(Exact name of sponsor as specified in its charter)

Central Index Key Number of the sponsor:  0000927971
Bank of Montreal
(Exact name of sponsor as specified in its charter)

New York	333-262701-02	38-4224592 38-4224593 38-7290328
(State or other jurisdiction of incorporation of issuing entity)	(Commission File Number of issuing entity)	(I.R.S. Employer Identification Numbers)

c/o Computershare Trust Company, N.A.
9062 Old Annapolis Road
Columbia, MD 21045
(Address of principal executive offices of the issuing entity) (Zip Code)

(212) 816-5343
Registrant's Telephone number, including area code

Former name or former address, if changed since last report:  Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  Emerging growth company

☐  If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised Financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 6.02.  Change of Servicer or Trustee.

Reference is hereby made to the Pooling and Servicing Agreement (the “CGCMT 2022-GC48 PSA”) dated as of June 1, 2022, between Citigroup Commercial Mortgage Securities Inc., as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer, Greystone Servicing Company LLC, as a special servicer, Rialto Capital Advisors, LLC, solely with respect to the Yorkshire & Lexington Towers whole loan, as a special servicer, Park Bridge Lender Services LLC, as operating advisor and as asset representations reviewer, Computershare Trust Company, National Association, as certificate administrator, and Wilmington Trust, National Association, as trustee, relating to the CGCMT 2022-GC48 Mortgage Trust (the “Issuing Entity”).  The CGCMT 2022-GC48 PSA was filed as Exhibit 4.1 to the registrant's Current Report on Form 8-K filed on June 21, 2022 under Commission File No. 333-262701-02.

Effective as of September 1, 2026, Greystone Servicing Company LLC has sold substantially all of its assets related to its special servicing business to C-IV Asset Management LLC, and C-IV Asset Management LLC has assumed all of the duties and responsibilities of Greystone Servicing Company LLC in its capacity as a special servicer (other than with respect to the Yorkshire & Lexington Towers whole loan) under the CGCMT 2022-GC48 PSA.

A copy of the related Assignment and Assumption Agreement (Special Servicing), dated September 1, 2026, is attached hereto as Exhibit 20.1.

 The Special Servicer

Description of C-IV Asset Management LLC

On September 1, 2026, Greystone Servicing Company LLC, a Delaware limited liability company (“Greystone”), sold and conveyed substantially all of the assets of the special servicing division of Greystone to C-IV Asset Management LLC, a Delaware limited liability company (“C-IV AM”) (the “Sale Transaction”), and C-IV AM assumed all of the duties, responsibilities and liabilities of the special servicer under the related servicing agreement arising following the closing of the Sale Transaction.  C-IV AM is a wholly-owned subsidiary of C-IV Capital Partners LLC, a Delaware limited liability company. Substantially all of the key employees that were performing duties on behalf of Greystone special servicing and handling special servicing matters immediately prior to the closing of the Sale Transaction, are now employed by C-IV AM or its affiliate, and each of them continues to perform the same duties in substantially the same capacity on behalf of C-IV AM subsequent to the closing of the Sale Transaction.  The principal special servicing offices of C-IV AM are located at 5221 N. O’Connor Boulevard, Suite 800, Irving, Texas 75039.

C-IV AM has a special servicer rating of “MOR CS2” from Morningstar DBRS and a special servicer rating of “CSS2” from Fitch.  C-IV AM is also on S&P’s Select Servicer list as a U.S. Commercial Mortgage Special Servicer and is ranked “Average; Ranking Watch Positive” by S&P.

As of June 30, 2026, Greystone was the named special servicer for approximately 60 transactions (excluding 2 CLO transactions that will not be transferred) representing approximately 1,928 first-lien mortgage loans, with an aggregate stated principal balance of approximately $20.7 billion.  Of those 60 transactions, 33 are CMBS transactions representing approximately 774 first-lien mortgage loans, with an aggregate stated principal balance of approximately $14.2 billion.  The remaining 27 transactions are made up of 22 Freddie Mac securitizations, two single-asset single-borrower securitizations, one non-securitized deal, one National Finance Authority (NFA) deal and one Washington State House Financing deal. The portfolio includes multifamily, office, retail, hospitality, industrial and other types of income-producing properties located in the United States. As of June 30, 2026, approximately 108 assets with a stated principal balance of approximately $2.1 billion were in active special servicing. Since its inception (including predecessors) in 2002 through June 30, 2026, C-IV AM has resolved or participated in the resolution of 6,017 total assets, including multifamily, office, retail, hospitality, industrial and other types of income-producing properties, with an aggregate principal balance of approximately $60.7 billion. All of Greystone’s named portfolio will be transferred and assigned to C-IV AM as of September 1, 2026, other than the two aforementioned CLOs.

C-IV AM has detailed policies and operating procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under C-IV AM’s servicing agreements. The policies and procedures will be reviewed and updated, as needed, annually. C-IV AM also has a formal business continuity plan, which will be reviewed annually. Since adoption, there has not been any material change to C-IV AM’s policies and procedures relating to the servicing function C-IV AM will perform under the related servicing agreement for assets of the same types as are included in this transaction other than conforming changes related to the transfer of assets, including such policies and procedures, from Greystone to C-IV AM.  C-IV AM has developed strategies and procedures as “special servicer” for working with borrowers on problem loans (caused by delinquencies, bankruptcies or breaches of the underlying loan documents) to maximize the value from the assets for the benefit of the certificateholders.  C-IV AM’s strategies and procedures vary on a case-by-case basis and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs and borrower negotiation or workout in accordance with the applicable servicing standard, the underlying loan documents and applicable laws, rules and regulations.

C-IV AM will not have primary responsibility for custody services of original documents evidencing the serviced mortgage loans or any serviced companion loans. C-IV AM may from time to time have custody of certain such documents as necessary for enforcement actions involving particular serviced mortgage loans or any serviced companion loans or otherwise. To the extent that C-IV AM has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the related servicing agreement and the servicing standard under the related servicing agreement.

There are, to the current actual knowledge of C-IV AM, no special or unique factors of a material nature involved in special servicing the particular types of assets governed by the related servicing agreement, and C-IV AM’s processes and procedures for the special servicing of such assets do not materially differ from the processes and procedures employed by C-IV AM in connection with special servicing of commercial mortgage-backed securitization pools generally.

C-IV AM has not been the subject of a servicer event of default or servicer termination event in any securitization transaction involving any commercial or multifamily mortgage loan for which C-IV AM was acting as special servicer as a result of any action or inaction of C-IV AM as special servicer, including as a result of C-IV AM’s failure to comply with the applicable servicing criteria in connection with any securitization transaction. C-IV does not believe that its financial condition will have any adverse effect on the performance of its duties under the related servicing agreement, and, therefore, C-IV AM believes its financial condition will not have a material impact on pool performance or performance of the certificates.

The following table sets forth information about the portfolio of specially serviced commercial and multifamily mortgage loans C-IV AM acquired as of the date indicated:

CMBS Pools	As of 12/31/2023	As of 12/31/2024	As of 12/31/2025	As of 6/30/2026
By Approximate Number...........	68	77	72	60
Named Specially Serviced Portfolio By Approximate Aggregate Unpaid Principal Balance (in millions)(1)........	$27,554.0	$30,048.7	$26,890.8	$20,697.8
Actively Specially Serviced Portfolio By Approximate Aggregate Unpaid Principal Balance (in millions)(2)........	$969.2	$1,728.9	$2,047.4	$2,106.5

(1)   Includes all loans in C-IV AM’s predecessor portfolio for which such party is the named special servicer, regardless of whether such loans are, as of the specified date, specially serviced loans.

(2)   Includes only those loans in the portfolio that, as of the specified date, are specially serviced loans.

C-IV AM may enter into one or more arrangements with a controlling class certificateholder, a directing certificateholder and/or any person with the right to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer’s compensation in consideration of, among other things, C-IV AM’s retention as special servicer under the related servicing agreement.

C-IV AM does not have any material advancing rights or obligations with respect to the CMBS pools for which it acts as special servicer. In certain instances, C-IV AM may have the right to make property-related servicing advances in emergency situations with respect to certain CMBS pools for which it acts as special servicer.

C-IV AM occasionally will engage consultants to perform property inspections on properties and their local markets.  It currently does not have any plans to engage sub-servicers to perform on its behalf any of its duties with respect to this transaction.

From time to time, C-IV AM may become a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. C-IV AM does not believe that any such existing lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the related servicing agreement. There currently is no legal proceeding pending against C-IV AM, or to which any property of C-IV AM is subject, that is material to the certificateholders, and C-IV AM has no actual knowledge of any proceeding contemplated by any governmental authorities.

C-IV AM is not an affiliate of any other party to the related servicing agreement, any originator or any loan seller.

The information set forth above in this section “ Description of C-IV Asset Management LLC” has been provided by C-IV AM.

A description of additional material terms of the CGCMT 2022-GC48 PSA regarding the role of the special servicer, including limitations on the special servicer’s liability under the Pooling and Servicing Agreement and terms regarding the special servicer’s removal, replacement, resignation or transfer, is included in the Final Prospectus with respect to the Issuing Entity, dated June 6, 2022 and filed with the Securities and Exchange Commission on June 21, 2022 under Commission File No. 333-262701-02.

Item 9.01                             Financial Statements and Exhibits.

(d)   Exhibits

Exhibit No.                          Description

Exhibit 20.1                            Assignment and Assumption Agreement (Special Servicing), dated September 1, 2026

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Citigroup Commercial Mortgage Securities Inc.
(Depositor)

/s/ Richard Simpson
Richard Simpson, President

Date:  September 1, 2026